AMENDMENT
TO
AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.
EXECUTIVE DEFERRED COMPENSATION PLAN
(AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2005, AND AS FURTHER AMENDED
PRIOR TO THE DATE HEREOF)
WHEREAS, American Axle & Manufacturing Holdings, Inc. (the “Company”) maintains the American Axle & Manufacturing Holdings, Inc. Executive Deferred Compensation Plan, as amended and restated effective January 1, 2005, and as further amended prior to the date hereof (the “Plan”); and
WHEREAS, the Company desires to amend the Plan as hereinafter set forth.
NOW THEREFORE, the Company hereby adopts this Amendment to the Plan as hereinafter provided, effective as of April 1, 2018:
1)	Section 1.14 of the Plan is hereby amended by inserting the following new sentence at the end thereof:
“With respect to each Participant, all Contributions shall cease effective as of December 31, 2018.”
2)	Section 1.16 of the Plan is hereby amended and restated as follows:
“Covered Termination. “Covered Termination” shall be defined solely for purposes of Section 3.7 and shall mean the termination of a Participant’s employment with the Company and all other Employers, or service as a member of the board of directors of the Company, within two (2) years following a Change in Control as a result of the Participant’s resignation for good reason or a termination by the Participant’s Employer without cause. For purposes of this definition, the phrase “resignation for good reason” shall mean a Participant’s resignation following (i) any material reduction in a Participant’s position, authority, duties or responsibilities following the Change in Control as compared to such level immediately prior to the Change in Control; (ii) any material reduction in a Participant’s annual base salary or bonus opportunity as in effect immediately prior to the Change in Control; or (iii) the relocation (other than by mutual agreement) of the office at which the Participant is to perform the majority of his or her duties following the Change in Control to a location more than 50 miles from the location at which the Participant performed such duties prior to the Change in Control; For purposes of this definition, the phrase “termination without cause” shall mean, unless cause is otherwise defined in the employment agreement of the Participant, an involuntary termination of the Participant’s employment by Participant’s Employer other than by reason of the Participant’s (i) willful and continued failure or refusal to perform the duties reasonably required of him or her; (ii) the Participant’s conviction of, or plea of nolo contendere to any felony or another crime involving dishonesty or moral turpitude or which reflects negatively upon the Company or the Employer or otherwise impairs or impedes its operations; (iii) engagement in any willful misconduct, gross negligence, act of dishonesty, violence or threat of violence (including any violation of federal securities laws) that is injurious to the Company or the Employer; (iv) material breach of any applicable agreement with or policy of the Company or the Employer; (v) material failure to comply with any applicable laws and regulations or professional standards relating to the business of the Company or the Employer; or any other misconduct by the Participant that is injurious to the financial condition or business reputation of the Company or the Employer. No termination shall be considered a termination for cause, for purposes of this definition, unless it is effected by a written notice to the Participant stating in detail the grounds constituting cause.”

3)	Section 1.19 of the Plan is hereby amended and restated as follows:
“Disability. “Disability” shall mean either of the following: (i) inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months; or (ii) by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company or an Employer”
4)	Section 1.46 of the Plan is hereby amended and restated as follows:
“Retirement, Retires or Retired. “Retirement,” “Retires” or “Retired” shall mean, with respect to a Participant, separation from regular employment from all Employers (and all other affiliates of the Company) on or after the earlier of the (i) attainment of age sixty-five (65), (ii) attainment of age sixty with five (5) Years of Service, (iii) attainment of age fifty-five (55) with ten (10) Years of Service, or (iv) otherwise first becoming eligible to retire as an early retiree under a retirement plan sponsored by the Company; in each case for any reason excluding an authorized leave of absence, Disability, death or for-cause termination.”
5)	Section 2.1 of the Plan is hereby amended by inserting the following new sentence at the end thereof:
“Notwithstanding the provisions of this Section or any other provision of the Plan to the contrary, no person shall be eligible to become a Participant in the Plan on or after April 1, 2018.”
6)	Section 3 of the Plan is hereby amended by inserting the following new Section at the end thereof:
“Section 3.8. Plan Freeze. Notwithstanding the provisions of this Section or any other provision of the Plan to the contrary, no Contribution (Deferral Contributions, Matching Contributions, or Discretionary Contributions or otherwise) shall be made on or after December 31, 2018.”
* * * * *
Except as set forth in this Amendment, all other terms and conditions of the Plan remain in full force and effect.
[The remainder of this page is left blank intentionally.]

IN WITNESS WHEREOF, American Axle & Manufacturing Holdings, Inc. has caused this Amendment to be executed on this 10th day of April, 2018.
AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.

By:	/s/ Terri M. Kemp
Name:	Terri M. Kemp
Title:	Vice President - Human Resources

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.

EXECUTIVE DEFERRED COMPENSATION PLAN

(Effective July 1, 1999 as Amended Effective January 1, 2005)

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.
EXECUTIVE DEFERRED COMPENSATION PLAN

(Effective July 1, 1999 as Amended Effective January 1, 2005)

TABLE OF CONTENTS

ARTICLE 1	Definitions	1
1.1	Account Balance	1
1.2	Affiliate	1
1.3	Base Annual Salary	1
1.4	Beneficiary	1
1.5	Beneficiary Designation Form	2
1.6	Benefit Distribution Date	2
1.7	Board	2
1.8	Bonus	2
1.9	Change in Control	2
1.10	Claimant	3
1.11	Code	3
1.12	Committee	3
1.13	Company	3
1.14	Contributions	3
1.15	Control	3
1.16	Covered Termination	4
1.17	Deferral Contribution	4
1.18	Deferral Contribution Account	4
1.19	Disability	5
1.20	Disability Benefit	5
1.21	Discretionary Contribution	5
1.22	Discretionary Contribution Account	5
1.23	Election Form	6
1.24	Elective Deductions	7
1.25	Employer	7
1.26	Enrollment Forms	7
1.27	ERISA	7
1.28	Exchange Act	7
1.29	Financial Emergency	7
1.30	Interim Distribution Date	8
1.31	Investment Adjustment(s)	8
1.32	Investment Allocation Form	8

i

1.33	Investment Benchmark	9
1.34	Investment Management Committee	9
1.35	Investment Re-Allocation Form	9
1.36	Matching Contribution	9
1.37	Matching Contribution Account	9
1.38	Participant	10
1.39	Participation Agreement	10
1.40	Person	10
1.41	Plan	10
1.42	Plan Year	10
1.43	Post-2004 Subaccounts	11
1.44	Pre-2005 Subaccounts	11
1.45	Restricted Investment Benchmark	11
1.46	Retirement, Retires or Retired	11
1.47	Retirement Benefit	11
1.48	Retirement Benefit Distribution Form	11
1.49	Specified Employee	12
1.50	Termination Benefit	12
1.51	Termination of Employment	12
1.52	Trust	12
1.53	Trustee	12
1.54	Vested Account Balance	12
1.55	Years of Service	12

ARTICLE 2	Eligibility, Selection, Enrollment	13
2.1	Eligibility, Selection by Company or Employer	13
2.2	Enrollment Requirements	13
2.3	Commencement of Participation	13

ARTICLE 3	Deferral Contributions, Matching Contributions, Discretionary Contributions Investment Adjustments, Taxes and Vesting	13
3.1	Deferral Contributions	13
3.2	Matching Contributions	15
3.3	Discretionary Contributions	15
3.4	Selection of Investment Benchmarks	15
3.5	Adjustment of Participant Accounts	16
3.6	Withholding of Taxes	16
3.7	Vesting	17

ARTICLE 4	Suspension of Deferrals	18
4.1	Financial Emergencies	18

ARTICLE 5	Interim and Hardship Distributions	18
5.1	Interim Distributions	18
5.2	Withdrawal in the Event of a Financial Emergency	19

ARTICLE 6	Termination Benefit	19
6.1	Termination Benefit	19
6.2	Payment of Termination Benefit	19
6.3	Death Prior to Payment of Termination Benefit	19

ARTICLE 7	Retirement Benefit	20
7.1	Retirement Benefit	20
7.2	Payment of Retirement Benefit	20
7.3	Death Prior to Completion of Retirement Benefit	20

ARTICLE 8	Pre-Retirement Death Benefit	20
8.1	Pre-Retirement Death Benefit	20
8.2	Payment of Pre-Retirement Death Benefit	21

ARTICLE 9	Disability Benefit	21

ARTICLE 10	Beneficiary Designation	21
10.1	Beneficiary	21
10.2	Beneficiary Designation; Change; Spousal Consent	21
10.3	Acceptance	22
10.4	No Beneficiary Designation	22
10.5	Doubt as to Beneficiary	22
10.6	Discharge of Obligations	22

ARTICLE 11	Termination, Amendment or Modification	22
11.1	Termination	22
11.2	Amendment	23
11.3	Effect of Payment	23

ARTICLE 12	Administration	23
12.1	Committee Duties	23
12.2	Agents	23
12.3	Binding Effect of Decisions	23
12.4	Indemnity of Committee	24
12.5	Employer Information	24
12.6	Investment Management Committee	24

ARTICLE 13	Other Benefits and Agreements	24

ARTICLE 14	Claims Procedures	24
14.1	Presentation of Claim	24
14.2	Notification of Decision	25
14.3	Review of a Denied Claim	26
14.4	Review of Appeal	26
14.5	Decision on Review	27

ARTICLE 15	Trust	28
15.1	Establishment of the Trust	28
15.2	Interrelationship of the Plan and the Trust	28
15.3	Distributions From the Trust	28
15.4	Trust Funding.	28

ARTICLE 16	Miscellaneous	29
16.1	Status of Plan	29
16.2	Unsecured General Creditor	29
16.3	Employer’s Liability	30
16.4	Nonassignability	30
16.5	Not a Contract of Employment	30
16.6	Furnishing Information	30
16.7	Terms	30
16.8	Captions	31
16.9	Governing Law	31
16.10	Notice	31
16.11	Successors	31
16.12	Validity	31
16.13	Incompetent	31
16.14	Distribution in the Event of Taxation	32
16.15	Insurance	32

AMERICAN AXLES & MANUFACTURING HOLDINGS, INC.
EXECUTIVE DEFERRED COMPENSATION PLAN

(Effective July 1, 1999 as Amended Effective January 1, 2005)

Purpose

This Plan is maintained for the purpose of providing Participants an opportunity to defer compensation that would otherwise be currently payable to such Participants.  This Plan is intended to be an unfunded plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended.  The Plan is hereby amended and restated, effective January 1, 2005, as follows:

ARTICLE 1

Definitions

For purposes of this Plan, unless otherwise clearly apparent from the context, the following phrases or terms shall have the meanings indicated:

1.1
Account Balance.  “Account Balance” shall mean as of any given date called for under the Plan, the sum of the following:  (i) the balance of the Participant’s Deferral Contribution Account, (ii) the balance of the Participant’s Matching Contribution Account, and (iii) the balance of the Participant’s Discretionary Contribution Account, as such accounts have been adjusted to reflect all applicable Investment Adjustments and all prior withdrawals and distributions, in accordance with Article 3 of the Plan.

1.2
Affiliate.  “Affiliate” shall mean, with respect to any Person, (i) any other Person that directly or indirectly Controls, is Controlled by or is under common Control with, such Person or (ii) any director, officer, partner, member or employee of such Person or any Person specified in clause (i) above.

1.3
Base Annual Salary.  “Base Annual Salary” shall mean the base annual compensation payable to a Participant by an Employer for services rendered during a Plan Year, (i) excluding Bonus, commissions, director fees (for other than independent directors) or other additional incentives or awards payable to the Participant, but (ii) before reduction for any Elective Deductions.

1.4
Beneficiary.  “Beneficiary” shall mean one or more persons, trusts, estates or other entities, designated by the Participant in accordance with Article 10, to receive the Participant’s undistributed Vested Account Balance, in the event of the Participant’s death.

1.5	Beneficiary Designation Form. “Beneficiary Designation Form” shall mean the document which shall be used by the Participant to designate his Beneficiary for the Plan.

1.6
Benefit Distribution Date.  “Benefit Distribution Date” shall mean the date distribution of the Participant’s Vested Account Balance is triggered and, except as provided in Article 6 with respect to Specified Employees, it shall be deemed to occur as of the date on which the Participant’s employment or service as a member of the board of directors of the Company terminates for any reason whatsoever, including but not limited to death, Disability or any other reason.  Notwithstanding the language of the prior sentence, if the Participant’s employment terminates due to his Retirement, his Benefit Distribution Date shall, except as provided in Article 7 with respect to Specified Employees, be deemed to occur as of the January 1 following such Participant’s Retirement.  In the event the Benefit Distribution Date is triggered due to:  (i) a Termination of Employment as such term is defined in Section 1.51, the Participant’s Vested Account Balance shall be payable pursuant to Article 6; (ii) a Retirement as such term is defined in Section 1.46, the Participant’s Vested Account Balance shall be payable pursuant to Article 7; (iii) a pre-retirement death, the Participant’s Vested Account Balance shall be payable pursuant to Article 8; and (iv) a Disability as such term is defined in Section 1.19, the Participant’s Vested Account Balance shall be payable pursuant to Article 9.

1.7	Board. “Board” shall mean the board of directors of the Company.

1.8
Bonus.  “Bonus” shall mean the amounts earned by a Participant for services rendered with respect to a Plan Year under any bonus or incentive plan or arrangement sponsored by an Employer, before reduction for any Elective Deductions, but excluding commissions, stock-related awards and other non-monetary incentives.

1.9	Change in Control. “Change in Control” shall be deemed to have occurred when:

(a)
Any “person” as defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and as used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) of the Exchange Act, the Company and any subsidiary and any employee benefit plan sponsored or maintained by the Company or any subsidiary (including any trustee of such plan acting as trustee)), directly or indirectly, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities; or

(b)
The consummation of any merger or other business combination involving the Company, a sale of 51% or more of the Company’s assets, liquidation or dissolution of the Company or a combination of the foregoing transactions (the “Transactions”) other than a Transaction immediately following which the shareholders of the Company immediately prior to the Transaction own, in the same proportion, at least 51% of the voting power, directly or indirectly, of (i) the surviving corporation in any such merger or other business combination; (ii) the purchaser of or successor to the Company’s assets; (iii) both the surviving corporation and the purchaser in the event of any combination of Transactions; or (iv) the parent company owning 100% of such surviving corporation, purchaser or both the surviving corporation and the purchaser, as the case may be; or

(c)
Within any 24 month period, the persons who were directors immediately before the beginning of such period (the “Incumbent Directors”) shall cease (for any reason other than death) to constitute at least a majority of the Company’s Board or the board of directors of a successor to the Company.  For this purpose, any director who was not a director at the beginning of such period shall be deemed to be an Incumbent Director if such director was elected to the Board by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors (so long as such director was not nominated by a person who commenced or threatened to commence an election contest or proxy solicitation by or on behalf of a person (other than the Board) or who has entered into an agreement to effect a Change in Control or expressed an intention to cause such a Change in Control).

1.10	Claimant. “Claimant” shall mean the person or persons described in Section 14.1 who apply for benefits or amounts that may be payable under the Plan.

1.11
Code.  “Code” shall mean the Internal Revenue Code of 1986, as amended, and the regulations and other authority issued thereunder by the appropriate governmental authority.  References to the Code shall include references to any successor section or provision of the Code.

1.12	Committee. “Committee” shall mean the Management Benefits Committee described in Section 12.1 which shall administer the Plan.

1.13	Company. “Company” shall mean American Axle & Manufacturing Holdings, Inc., a Delaware corporation, and any successor or assigns.

1.14	Contributions. “Contributions” shall collectively refer to any and all Deferral Contributions, Matching Contributions and Discretionary Contributions, as such terms have been defined herein.

1.15
Control.  “Control” (including any correlative meaning, all conjugations thereof) shall mean with respect to any Person, the ability of another Person to control or direct the actions or policies of such first Person, whether by ownership of voting securities, by contract or otherwise.

1.16
Covered Termination.  “Covered Termination” shall be defined solely for purposes of Section 3.7 and shall mean the termination of a Participant’s employment with the Company and all other Employers, or service as a member of the board of directors of the Company, within two (2) years following a Change in Control as a result of the Participant’s resignation for good reason or a termination by the Participant’s Employer without cause.  For purposes of this definition, the phrase “resignation for good reason” shall mean a Participant’s resignation following (i) a diminution in the Participant’s status, title, position or responsibilities, or an assignment to the Participant of duties inconsistent with the Participant’s status, title or position, for reasons other than for cause or (ii) a material reduction in the Participant’s aggregate annualized compensation rate solely as a result of a change adopted unilaterally by the Company or Employer.  For purposes of this definition, the phrase “termination without cause” shall mean an involuntary termination of the Participant’s employment by Participant’s Employer other than by reason of the Participant’s (i) willful and continued failure to perform the duties of his position after receiving notice of such failure and being given reasonable opportunity to cure such failure; (ii) willful misconduct which is demonstrably and materially injurious to the Employer; (iii) conviction of a felony; or (iv) material breach of applicable federal or state securities laws, regulations or licensing requirements or the applicable rules or regulations of any self-regulatory body.  No act or failure to act on the part of a Participant shall be considered “willful” unless it is done or omitted to be done in bad faith or without reasonable belief that the action or omission was in the best interest of the Employer.  No termination shall be considered a termination for cause, for purposes of this definition, unless it is effected by a written notice to the Participant stating in detail the grounds constituting cause.

1.17
Deferral Contribution.  “Deferral Contribution” shall mean the aggregate amount of Base Annual Salary or Bonus deferred by a Participant during a given Plan Year in accordance with the terms of the Plan and the Participant’s Election Form and “credited” to the Participant’s Deferral Contribution Account.  Deferral Contributions shall be deemed to be made to the Plan by the Participant on the date the Participant would have received such compensation had it not been deferred pursuant to the Plan.

1.18
Deferral Contribution Account.  “Deferral Contribution Account” shall mean a Participant’s aggregate Deferral Contributions, as well as any appreciation (or depreciation) specifically attributable to such Deferral Contributions due to Investment Adjustments, reduced to reflect all prior distributions and withdrawals.  The Committee shall maintain separate subaccounts for each individual who was a Participant prior to January 1, 2005.  One such subaccount (referred to as the Pre-2005 Deferral Contribution Subaccount) shall consist of Deferral Contributions made to the Plan prior to January 1, 2005, as well as any appreciation (or depreciation) specifically attributable to such Deferral Contributions due to Investment Adjustments, reduced to reflect all prior distributions and withdrawals from such subaccount.  The other such subaccount (referred to as the Post-2004 Deferral Contribution Subaccount) shall consist of Deferral Contributions made to the Plan on or after January 1, 2005, as well as any appreciation (or depreciation) specifically attributable to such Deferral Contributions due to Investment Adjustments, reduced to reflect all prior distributions and withdrawals from such subaccount.  The Deferral Contribution Account shall be utilized solely as a device for the measurement of amounts to be paid to the Participant under the Plan.  The Deferral Contribution Account shall not constitute or be treated as an escrow, trust fund, or any other type of funded account for Code or ERISA purposes and, moreover, contingent amounts credited thereto shall not be considered “plan assets” for ERISA purposes.  The Deferral Contribution Account merely provides a record of the bookkeeping entries relating to the contingent benefits that the Employer intends to provide Participant and shall thus reflect a mere unsecured promise to pay such amounts in the future.

1.19
Disability.  “Disability” shall mean (i) in the case of a Participant who is a participant in an accident or health plan covering employees of the Company or an Employer, any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months and for which such Participant is receiving income replacement benefits for a period of not less than three (3) months under an accident or health plan covering employees of the Participant’s employer, or (ii) in the case of a Participant who is not a participant in an accident or health plan covering employees of the Company or an Employer, any medically determinable physical or mental impairment by reason of which such Participant is unable to engage in any substantial gainful activity and which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months.

1.20	Disability Benefit. “Disability Benefit” shall mean the benefit set forth in Article 9.

1.21
Discretionary Contribution.  “Discretionary Contribution” shall mean the aggregate amounts, if any, declared and contributed by the Company or the Employer (as applicable) to the Plan on the Participant’s behalf during a given Plan Year.  Such Discretionary Contributions shall be “credited” to the Participant’s Discretionary Contribution Account as of the date determined appropriate by the Company or Employer (as applicable), in its sole discretion.  The amount of any Participant’s Discretionary Contribution shall be determined by the Company or the Employer (as applicable), within its sole discretion, and such amount shall not be subject to the formula which determines Matching Contributions.

1.22
Discretionary Contribution Account.  “Discretionary Contribution Account” shall mean a Participant’s aggregate Discretionary Contributions, as well as any appreciation (or depreciation) specifically attributable to such Discretionary Contributions due to Investment Adjustments, reduced to reflect all prior distributions and withdrawals.  The Committee shall maintain separate subaccounts for each individual who was a Participant prior to January 1, 2005.  One such subaccount (referred to as the Pre-2005 Discretionary Contribution Subaccount) shall consist of Discretionary Contributions that were vested within the meaning of Code Section 409A as of December 31, 2004, as well as any appreciation (or depreciation) specifically attributable to such Discretionary Contributions due to Investment Adjustments, reduced to reflect all prior distributions form such subaccount.  The other such subaccount (referred to as the Post-2004 Discretionary Contribution Subaccount) shall consist of Discretionary Contributions that were not vested within the meaning of Code Section 409A as of December 31, 2004 and Discretionary Contributions made to the Plan on or after January 1, 2005, as well as appreciation (or depreciation) specifically attributable to such Discretionary Contributions due to Investment Adjustments; reduced to reflect all prior distributions from such subaccount.  The Discretionary Contribution Account shall be utilized solely as a device for the measurement of amounts to be paid to the Participant under the Plan.  The Discretionary Contribution Account shall not constitute or be treated as an escrow, trust fund, or any other type of funded account for Code or ERISA purposes and, moreover, contingent amounts credited thereto shall not be considered “plan assets” for ERISA purposes.  The Discretionary Contribution Account merely provides a record of the bookkeeping entries relating to the contingent benefits that the Employer intends to provide Participant and shall thus reflect a mere unsecured promise to pay such amounts in the future.

1.23
Election Form.  “Election Form” shall mean the document required by the Committee to be submitted by a Participant, on a timely basis, which specifies (i) the amount of Base Annual Salary and/or Bonus the Participant has elected to defer with respect to a given Plan Year and (ii) the portion (if any) of Deferral Contributions which shall be distributable upon an Interim Distribution Date rather than the Benefit Distribution Date.  For all Plan Years (excluding any partial Plan Year in which the Participant becomes eligible to participate pursuant to Article 2), an Election Form specifying the amount of Base Annual Salary the Participant has elected to defer with respect to a Plan Year and the portion (if any) of Deferral Contributions which shall be distributable upon an interim Distribution Date, rather than the Benefit Distribution Date, must be submitted at least fifteen (15) days prior to January 1, the effective date of the Election Form, in order to be deemed timely.  Notwithstanding the foregoing, in the case of the first year in which an Employee becomes eligible to participate in the Plan, an election to defer Base Annual Salary may be made within thirty (30) days after the date the Participant becomes eligible to participate in the Plan.  For any full or partial Plan Year, an Election Form shall only be effective with respect to Base Annual Salary or with respect to independent members of the board of directors, any direct compensation (other than long-term incentive compensation) for Service on the Board,  which shall be earned after the effective date of the Election Form.  For all Plan Years, an Election Form specifying the amount of the Participant’s Bonus that the Participant has elected to defer with respect to a Plan Year and the portion (if any) of such Bonus which shall be distributable upon an Interim Distribution Date, rather than the Benefit Distribution Date, must be submitted no later than June 30 of the Plan Year in which the Bonus is earned, in order to be deemed timely.  In the event a Participant fails to submit an Election Form with respect to Base Annual Salary and/or Bonus with respect to a Plan Year or fails to submit such form on a timely basis, the Participant shall not make Deferral Contributions of Base Annual Salary and/or Bonus, as the case may be, during the Plan Year, and the Participant shall not be entitled to Matching Contributions attributable to Base Annual Salary and/or Bonus, as the case may be, for such Plan Year.  In the event that a Participant fails to submit an Election Form for both Base Annual Salary or Bonus or fails to submit such form on a timely basis, the Participant shall not be entitled to Discretionary Contributions attributable to the Plan Year.

1.24
Elective Deductions.  “Elective Deductions” shall mean those deductions from a Participant’s Base Annual Salary or Bonus for amounts voluntarily deferred or contributed by the Participant pursuant to any qualified or non-qualified deferred compensation plan, including, without limitation, amounts deferred pursuant to Code Section 125, 132(f)(4), 402(e)(3) and 402(h), provided, however, that all such amounts would have been payable to the Participant in cash had there been no such deferral.

1.25	Employer. “Employer” shall mean the Company and/or any of its subsidiaries (now in existence or hereafter formed or acquired) that have affirmatively adopted the Plan.

1.26
Enrollment Forms.  “Enrollment Forms” shall mean the Participation Agreement, the initial Election Form, the Retirement Benefit Distribution Form and any other forms or documents which may be required of a Participant by the Committee, in its sole discretion, prior to and as a condition of participating in the Plan.

1.27
ERISA.  “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended, and the regulations and other authority issued thereunder by the appropriate governmental authority.  References herein to any section of ERISA shall include references to any successor section or provision of ERISA.

1.28	Exchange Act. “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

1.29
Financial Emergency.  “Financial Emergency” shall mean an unanticipated emergency and severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or a dependent (as defined in Code Section 152(a)) of the Participant, a loss of the Participant’s property due to casualty, or such other extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.  The circumstances that will constitute an unforeseeable emergency will be determined by the Committee in its sole discretion and will depend upon the facts of each case, however, a Financial Emergency shall not be deemed to exist to the extent that such hardship is or may be relieved;

(i)	through reimbursement or compensation by insurance or otherwise,
(ii)	by liquidation of the Participant’s assets, to the extent the liquidation of such assets would not itself cause severe hardship, or
(iii)	by cessation of Deferral Contributions under the Plan.

By way of example, the need to send a Participant’s child to college or the desire to purchase a home would not be considered a Financial Emergency.  As a further example, a Financial Emergency that may be relieved by cessation of Deferral Contributions will be considered to be a Financial Emergency until such time as it is relieved by cessation of Deferral Contributions or by other means.

1.30
Interim Distribution Date.  “Interim Distribution Date” shall mean the first day of any calendar year, selected by the Participant, upon which the designated portion of Deferral Contributions (as well as any appreciation or depreciation of such amounts due to Investment Adjustments) attributable to a given Plan Year shall be distributed in a lump sum payment.  Notwithstanding the prior sentence, in no event shall a Participant be permitted to select a date which is less than three (3) years from the end of the Plan Year to which the Election Form relates.

1.31
Investment Adjustment(s).  “Investment Adjustment(s)” shall mean any appreciation credited to (as income or gains) or depreciation deducted from (as losses) a Participant’s Deferral Contribution Account, Matching Contribution Account and/or Discretionary Contribution Account, in accordance with such Participant’s selection of Investment Benchmarks pursuant to the Participant’s Investment Re-Allocation Form(s) and/or Investment Allocation Form(s).

1.32
Investment Allocation Form.  “Investment Allocation Form” shall be subject to the conditions described in Section 3.4 and (i) shall apply with respect to sixty (60) percent of those Deferral Contributions, Matching Contributions and Discretionary Contributions made to the Plan after the effective date of the Investment Allocation Form but prior to the timely filing of a subsequent Investment Allocation Form and (ii) shall determine the manner in which sixty (60) percent of such Deferral Contributions, Matching Contributions and/or Discretionary Contributions shall be initially allocated by the Participant among the various Investment Benchmarks within the Plan.  The remaining forty (40) percent of all Deferral Contributions, Matching Contributions and Discretionary Contributions shall be automatically and irrevocably allocated to the Restricted Investment Benchmark pursuant to the language of Section 3.4.  A new Investment Allocation Form may be submitted by the Participant in electronic, telephonic or paper format, on a daily basis provided that such new Investment Allocation Form is submitted in a timely manner.  An Investment Allocation Form shall be deemed timely if submitted to the Committee in accordance with the procedures and deadlines established by the Committee.

1.33
Investment Benchmark.  “Investment Benchmark” shall mean an investment fund made available to Participants by the Investment Management Committee for purposes of valuing amounts contributed to the Plan.

1.34	Investment Management Committee. “Investment Management Committee” shall mean the committee described in Section 12.6.

1.35
Investment Re-Allocation Form.  “Investment Re-Allocation Form” shall re-direct the manner in which the portion of any and all earlier Deferral Contributions, Matching Contributions and/or Discretionary Contributions, as well as any appreciation (or depreciation) to-date, (other than that portion irrevocably allocated to the Restricted Investment Benchmark), are invested within the Investment Benchmarks available in the Plan.  An Investment Re-Allocation Form shall be inapplicable to those amounts initially allocated to the Restricted Investment Benchmark.  An Investment Re-Allocation Form may be submitted by the Participant and may be submitted in electronic, telephonic or paper format on a daily basis with respect to any portion of the (i) Deferral Contribution Account, (ii) Matching Contribution Account and/or (iii) Discretionary Contribution Account, at such time (excluding that portion irrevocably allocated to the Restricted Investment Benchmark), provided that such Investment Re-Allocation.  Form is submitted in a timely manner.  An Investment Re-Allocation Form shall be deemed timely if submitted to the Committee in accordance with the procedures and deadlines established by the Committee.

1.36
Matching Contribution.  “Matching Contribution” shall mean the aggregate amount contributed by the Company or the Employer (as applicable) to the Plan on a Participant’s behalf during a given Plan Year, based on such Participant’s Deferral Contributions from Base Annual Salary only, of up to 3% of the amount of Base Annual Salary deferred by the Participant.  Such Matching Contributions shall be “credited” to the Participant’s Matching Contribution Account as of the date determined appropriate by the Company or Employer (as applicable) in its sole discretion.

1.37
Matching Contribution Account.  “Matching Contribution Account” shall mean a Participant’s aggregate Matching Contributions, as well as any appreciation (or depreciation) specifically attributable to such Matching Contributions due to Investment Adjustments, reduced to reflect all prior distributions and withdrawals.  The Committee shall maintain separate subaccounts for each individual who was a Participant prior to January 1, 2005.  One such subaccount (referred to as the Pre-2005 Matching Contribution Subaccount) shall consist of Matching Contributions that were vested within the meaning of Code Section 409A as of December 31, 2004, as well as any appreciation (or depreciation) specifically attributable to such Matching Contributions due to Investment Adjustments, reduced to reflect all prior distributions form such subaccount.  The other such subaccount (referred to as the Post-2004 Matching Contribution Subaccount) shall consist of Matching Contributions that were not vested within the meaning of Code Section 409A as of December 31, 2004 and Matching Contributions made to the Plan on or after January 1, 2005, as well as appreciation (or depreciation) specifically attributable to such Matching Contributions due to Investment Adjustments, reduced to reflect all prior distributions from such subaccount.  The Matching Contribution Account shall be utilized solely as a device for the measurement of amounts to be paid to the Participant under the Plan.  The Matching Contribution Account shall not constitute or be treated as an escrow, trust fund, or any other type of funded account for Code or ERISA purposes and, moreover, contingent amounts credited thereto shall not be considered “plan assets” for ERISA purposes.  The Matching Contribution Account merely provides a record of the bookkeeping entries relating to the contingent benefits that the Employer intends to provide Participant and shall thus reflect a mere unsecured promise to pay such amounts in the future.

1.38
Participant.  “Participant” shall mean any employee or independent member of the board of directors (i) who is selected to participate in the Plan in accordance with Section 2.1, (ii) who elects to participate in the Plan, (iii) who signs the applicable Enrollment Forms (and other forms required by the Committee) on a timely basis, and (iv) whose signed Enrollment Forms (and other required forms) are accepted by the Committee.

1.39
Participation Agreement.  “Participation Agreement” shall mean the separate written agreement entered into by and between the Employer and the Participant, which shall indicate the Participant’s intent to defer compensation subject to the terms of the Plan and the Participation Agreement itself.  The Participation Agreement shall include the matching formula applicable to such Participant for determining the amount of Matching Contributions as well as the vesting schedules (if any) which shall supercede the standard vesting schedule described in Section 3.7 of the Plan.

1.40
Person.  “Person” shall mean an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

1.41
Plan.  “Plan” shall mean the American Axle & Manufacturing Holdings Inc. Executive Deferred Compensation Plan, which shall be evidenced by this instrument, each Participation Agreement and by each Enrollment Form, as they may be amended from time to time.

1.42
Plan Year.  “Plan Year” shall mean the initial period beginning on July 1, 1999 and ending on December 31, 1999.  Thereafter, the term “Plan Year” shall mean the period beginning on January 1 of each year and ending December 31.  Accordingly, Plan quarters shall commence on January 1, April 1, July 1 and October 1 of each year.

1.43
Post-2004 Subaccounts.  “Post-2004 Subaccounts” shall mean the aggregate of a Participant’s Post-2004 Deferral Contribution Subaccount, Post-2004 Matching Contribution Subaccount and Post-2004 Discretionary Contribution Subaccount.

1.44
Pre-2005 Subaccounts.  “Pre-2005 Subaccounts” shall mean the aggregate of a Participant’s Pre-2005 Deferral Contribution Subaccount, Post-2005 Matching Contribution Sub-Account and Post-2005 Discretionary Contribution Subaccount.

1.45
Restricted Investment Benchmark.  “Restricted Investment Benchmark” shall mean the investment fund which shall be used by the Investment Management Committee for purposes of valuing the portion of a Participant’s Deferral Contributions, Matching Contributions, and/or Discretionary Contributions which shall be, pursuant to Sections 1.33 and 3.4, automatically and irrevocably allocated to such fund at the time of initial deferral.

1.46
Retirement, Retires or Retired.  “Retirement,” “Retires” or “Retired” shall mean, with respect to a Participant, severance from regular employment from all Employers (and all other affiliates of the Company) on or after the earlier of the (i) attainment of age sixty-five (65), (ii) attainment of age fifty-five (55) with ten (10) Years of Service, or (iii) otherwise eligible to retire as an early retiree under a retirement plan sponsored the Company; for any reason excluding an authorized leave of absence, Disability, death or for-cause termination.

1.47	Retirement Benefit. “Retirement Benefit” shall mean the benefit set forth in Article 7.

1.48
Retirement Benefit Distribution Form.  “Retirement Benefit Distribution Form” shall mean the document, executed by the Participant, which specifies the manner in which the Participant shall have the balance of his accounts distributed in the event his Benefit Distribution Date is triggered due to such Participant’s Retirement from the Company (or Employer, as applicable).  The Participant shall select to receive the Retirement Benefit in a lump sum or in substantially equal annual payments over a period of five (5) or ten (10) years.  The Retirement Benefit Distribution Form must be provided to the Committee along with all other Enrollment Forms, pursuant to Article 2, prior to participating in the Plan.  Notwithstanding the prior language of this Section, the Participant may submit a subsequent Retirement Benefit Distribution Form in order to change the form of distribution of a Participant’s Pre-2005 Subaccounts, only if (I) in the case of a Participant’s Pre-2005 Subaccounts, it (A) is submitted at least thirteen (13) months prior to the Participant’s actual Benefit Distribution Date, and (B) it is approved by the Committee in its sole discretion, and (ii) in the case of a Participant’s Post-2004 Subaccounts, (A) such election may not take effect until at least twelve (12) months after the date on which the subsequent Retirement Benefit Distribution Form is submitted to the Committee, (B) the first payment with respect to such election is deferred for a period of at least five (5) years from the date such payment would otherwise have been made, (C) any election may not be made less than twelve (12) months prior to the date of the first scheduled payment, (D) the election does not result in the acceleration, within the meaning of Code Section 409A, of the time or schedule of any payment under the Plan, and (E) it is approved by the Committee in its sole discretion.

1.49	Specified Employee. “Specified Employee” shall mean a key employee as defined in Code Section 416(i) without regard to paragraph (5) thereof.

1.50	Termination Benefit “Termination Benefit” shall mean the benefit set forth in Article 6.

1.51
Termination of Employment.  “Termination of Employment” shall mean the voluntary or involuntary severing of employment, with any and all Employers, for any reason other than Retirement, Disability, death, or completion of a term as a member of the board of directors without re-election to the Board, or resignation from the board of directors

1.52	Trust. “Trust” shall mean a grantor trust of the type commonly referred to as “rabbi trust” created to informally fund contingent benefits payable under the Plan.

1.53
Trustee.  “Trustee” shall mean the trustee named in the agreement establishing the Trust and such successor and/or additional trustees as may be named pursuant to the terms of the agreement establishing the Trust.

1.54
Vested Account Balance.  “Vested Account Balance” shall mean, as of any given measurement date called for under the Plan, the sum of the following:  (i) the balance of the Participant’s Deferral Contribution Account, (ii) the Vested portion of the Participant’s Matching Contribution Account, and (iii) the Vested portion of the Participant’s Discretionary Contribution Account, as such accounts (or portions thereof) have been adjusted to reflect all applicable Investment Adjustments and all prior withdrawals and distributions, in accordance with Article 3 of the Plan and the Participation Agreement.  Vesting in Matching Contributions and Discretionary Contributions shall occur in accordance with Section 3.7 of the Plan.

1.55
Years of Service.  “Years of Service” for purposes of vesting, matching and discretionary contributions shall mean the total number of twelve (12) month periods for which a Participant has earned credited service in any retirement plan sponsored by the Employer.

ARTICLE 2

Eligibility, Selection, Enrollment

2.1
Eligibility, Selection by Company or Employer.  Those employees or independent members of the board of directors who are (i) determined by the Company (or Employer, as applicable) to be includable in a select group of management or highly compensated employees of the Company (or Employer, as applicable) and (ii) specifically chosen by the Company (or Employer, as applicable) to participate in the Plan shall be eligible to participate in the Plan subject to the enrollment requirements described in Section 2.2.

2.2
Enrollment Requirements.  Each employee deemed eligible to participate in the Plan pursuant to Section 2.1, shall, as a condition to participating in the Plan, complete and return to the Committee all of the required Enrollment Forms, on a timely basis.  In addition, the Committee shall in its sole discretion, establish such other enrollment requirements necessary for continued participation in the Plan.

2.3
Commencement of Participation.  Provided a Participant has met all enrollment requirements set forth in this Plan and required by the Committee, including returning the Enrollment Forms and other required documents to the Committee within the specified time period, the Participant’s participation shall commence as of the date established by the Committee in its sole discretion; provided, however, that such date may not be earlier than thirty (30) days prior to the date that an Employee submits all Enrollment Forms to the Committee.  If a Participant fails to meet all such requirements within the specified time period with respect to any Plan Year, the Participant shall not be eligible to participate during that Plan Year.

ARTICLE 3

Deferral Contributions, Matching Contributions, Discretionary Contributions Investment Adjustments, Taxes and Vesting

3.1	Deferral Contributions.

(a)
Election to Defer.  A Participant may make an election to defer the receipt of amounts earned by the Participant, in the form of Base Annual Salary or Bonus, or with respect to independent members of the board of directors, any direct compensation (other than long-term incentive compensation) for service on the Board, during any Plan Year.  The Participant’s intent to defer shall be evidenced by a Participation Agreement and annual Election Form, both completed and submitted to the Committee in accordance with such procedures and time frames as may be established by the Committee in its sole discretion.  Amounts deferred by a Participant with respect to a given Plan Year shall be referred to collectively as a Deferral Contribution and shall be credited to a Deferral Contribution Account established in the name of the Participant.

(b)	Components of Deferral Contributions.

(i)
Base Annual Salary.  A Participant may designate a percentage amount to be deducted from his Base Annual Salary.  Such amount shall be withheld, in substantially equal installments, from each regularly scheduled payment of Base Annual Salary.  Such equal installments shall be rounded up to the nearest whole dollar amount and shall not be adjusted during the Plan Year to reflect changes, if any, in the Participant’s Base Annual Salary.

(ii)
Bonus.  A Participant may designate a percentage amount or a percentage amount in excess of a fixed dollar amount, to be deducted from his Bonus attributable to the full or short Plan Year (as applicable).

(iii)
Director Compensation.  A Participant may designate a percentage amount to be deducted from his direct compensation (other than long-term incentive compensation) for service on the Board.  Such amount shall be withheld from each scheduled payment of such compensation.  Such installments shall be rounded up to the nearest whole dollar amount.

(c)	Minimum Deferral.

(i)	Minimum. A Participant may elect to defer, pursuant to an Election Form, one or more of the following forms of compensation in the following minimum amounts:

Deferral Category	Minimum Amount

Base Annual Salary	6%
Bonus	6%
Director Compensation	6%

If an Election Form is submitted which would yield less than the stated minimum amount applicable to a deferral category, the amount deferred for that category shall be zero.

(ii)
Short Plan Year.  If an employee first becomes a Participant after the first day of any Plan Year, the minimum deferral of each of the Participant’s Base Annual Salary or Bonus shall be an amount equal to the minimum set forth above, multiplied by a fraction, the numerator of which is the number of complete months remaining in the Plan Year and the denominator of which is 12.

(d)
Maximum Deferral.  For any given Plan Year the Committee may permit a Participant to defer, pursuant to an Election Form, one or more of the following forms of compensation up to the following maximum percentages:

Deferral Category	Minimum Amount

Base Annual Salary	75%
Bonus	75% (of total bonus)
Director Compensation	75%

3.2
Matching Contributions.  A Participant may be credited with a Matching Contribution for any Plan Year, of up to 3% of Base Annual Salary.  Such Matching Contributions shall be credited to a Matching Contribution Account in the name of the Participant.  The Committee shall have sole discretion to determine with respect to each Plan Year and each Participant;  (i) whether any Matching Contribution is due to the Participant; and (ii) the amount of such Matching Contribution.

3.3
Discretionary Contributions.  A Participant may be credited with Discretionary Contributions for any Plan Year in which such amounts are declared by the Company with respect to the Participant.  Such Discretionary Contributions shall be credited to a Discretionary Contribution Account in the name of the Participant.  The Committee shall have sole discretion to determine with respect to each Plan Year and each Participant:  (i) whether any Discretionary Contribution was declared with respect to the Participant; and (ii) the amount of such Discretionary Contribution.

3.4
Selection of Investment Benchmarks.  The Participant shall, via his Investment Allocation Form(s), as more fully described in Section 1.32, and his Investment Re-Allocation Form(s), as more fully described in Section 1.35, select one or more Investment Benchmarks among which sixty (60) percent of his various contributions shall be distributed.  The remaining forty (40) percent of his various contributions shall be automatically and irrevocably allocated to the Restricted Investment Benchmark.  At the beginning of each Plan Year, the Committee shall provide the Participant with a list and description of Investment Benchmarks available as well as a description of the Restricted Investment Benchmark.  From time to time, in the sole discretion of the Investment Management Committee, the Investment Benchmarks available within the Plan may be revised.  All Investment Benchmark selections must be denominated in whole percentages unless the Investment Management Committee determines that lower increments are acceptable.  A Participant may make changes in his selected Investment Benchmarks on a daily basis via submission of a new Investment Allocation Form, as described in and subject to the language of Section 1.32 via submission of a new Investment Re-Allocation Form, as described in and subject to the language of Section 1.35.

3.5
Adjustment of Participant Accounts.  While a Participant’s accounts do not represent the Participant’s ownership of, or any ownership interest in, any particular assets, the Participant’s accounts shall be adjusted in accordance with the Investment Benchmark(s) chosen by the Participant on his (i) Investment Allocation Form or (ii) Investment Re-Allocation Form, subject to the conditions and procedures set forth herein or established by the Committee from time to time.  Any cash earnings generated under an Investment Benchmark (such as interest and cash dividends and distributions) shall, at the Committee’s sole discretion, either be deemed to be reinvested in that Investment Benchmark or reinvested in one or more other Investment Benchmark(s) designated by the Committee.  All notional acquisitions and dispositions of investments which occur within a Participant’s accounts, pursuant to the terms of the Plan, shall be deemed to occur at such times as the Committee shall determine to be administratively feasible in its sole discretion and the Participant’s accounts shall be adjusted accordingly.  Therefore, if a distribution or re-allocation must occur pursuant to the terms of the Plan and all or some portion of the Account Balance must be valued in connection with such distribution or re-allocation (to reflect Investment Adjustments), the Committee may in its sole discretion, unless otherwise provided for in the Plan, select a date or dates which shall be used for valuation purposes.  In the event the Committee exercises its discretion in selecting a proper date for purposes of valuing all or some portion of the Participant’s Account Balance in connection with a distribution or re-allocation, the Committee must do so on a basis which is reasonable and consistent.  Notwithstanding anything to the contrary, following a Change in Control, Investment Adjustments shall be made to each Participant’s Account as of the end of each calendar quarter in a manner no less favorable to Participants than the practices and procedures employed under the Plan, or as otherwise in effect, as of the date of the Change in Control.

3.6	Withholding of Taxes.

(a)
Annual Withholding from Compensation.  Except as herein noted, for any Plan Year in which Deferral Contributions, Matching Contribution and/or Discretionary Contributions are made to or vested within the Plan (as applicable), the Employer shall withhold the Participant’s share of FICA and other employment taxes from the portion of the Participant’s Base Annual Salary not deferred.  If FICA or other employment taxes are payable by an independent member of the Board of Directors, such taxes will be the personal liability of that Participant.  If deemed appropriate by the Committee, the Participant’s Election Form may be reduced in certain instances where necessary to facilitate compliance with applicable withholding requirements.

(b)
Withholding from Benefit Distributions.  The Participant’s Employer (or the trustee of the Trust, as applicable), shall withhold from any payments made to a Participant under this Plan all applicable federal, state and local income, employment and other taxes required to be withheld by the Employer (or the trustee of the Trust, as applicable), in connection with such payments, in amounts and in a manner to be determined in the sole discretion of the Employer (or the trustee of the Trust, as applicable).

3.7	Vesting.

(a)
Vesting in Contributions.  The Participant shall at all times be one hundred percent (100%) vested in his Deferral Contributions, as well as in any appreciation (or depreciation) specifically attributable to such Deferral Contributions due to Investment Adjustments.  The Participant shall vest in Matching Contributions and/or Discretionary Contributions, as well as in any appreciation (or depreciation) specifically attributable to such amounts due to Investment Adjustments, pursuant to the vesting schedule shown below.  Notwithstanding the prior sentence, in the event a vesting schedule is contained in a Participant’s Participation Agreement, such vesting schedule shall supercede the vesting schedule shown below.

Years of Service	Vesting Percentage

<1	0%
<2	0%
<3	0%
<4	0%
<5	0%
5 or more	100%

(b)
Forfeiture of Unvested Amounts.  As of the date of a Participant’s Termination of Employment, the Participant shall forfeit any unvested Matching Contributions and/or Discretionary Contributions, as well as any appreciation (or depreciation) attributable to such amounts due to Investment Adjustments.

(c)
Vesting Upon Retirement, Death, Disability or a Covered Termination.  Notwithstanding any contrary language of this Plan, upon a Participant’s (i) termination due to Retirement, (ii) termination due to death, (iii) Disability or (iv) a Covered Termination (as such term has been defined in Section 1.16), such Participant shall be one hundred percent (100%) vested in all of his undistributed Deferral Contributions, Matching Contributions and/or Discretionary Contributions, as well as any appreciation (or depreciation) specifically attributable to such amounts due to Investment Adjustments.

(d)
Vesting Upon Plan Termination.  Notwithstanding any contrary language of this Plan, in the event the Plan itself is terminated, the Participant shall be one hundred percent (100%) vested in all of his undistributed Deferral Contributions, Matching Contributions and/or Discretionary Contributions, as well as any appreciation (or depreciation) specifically attributable to such amounts due to Investment Adjustments.

(e)
Acceleration of Vesting by Committee.  Notwithstanding anything to the contrary contained in the Plan or any individual’s Participation Agreement, the Committee shall have the authority, exercisable in its sole discretion, to accelerate the vesting of any amounts credited to the Matching Contribution Account or Discretionary Contribution Account of any Participant and any such acceleration shall be evidenced by a written notice to the Participant setting forth in detail the amounts affected by the Committee’s decision to accelerate vesting as well as the terms of the new vesting schedule applicable to such amounts.

ARTICLE 4

Suspension of Deferrals

4.1
Financial Emergencies.  If a Participant experiences a Financial Emergency, the Participant may petition the Committee to suspend any deferrals of Base Annual Salary and Bonus or direct compensation (other than long-term incentive compensation) for service on the Board required to be made by the Participant pursuant to his current Election Form.  The Committee shall determine, in its sole discretion, whether to approve the Participant’s petition.  If the petition for a suspension is approved, suspension shall commence upon the date of approval and shall continue until the earlier of (i) the end of the Plan Year or (ii) the date the Financial Emergency ceases to exist, as determined by the Committee in its sole discretion.  The Participant’s eligibility for Matching Contributions and/or Discretionary Contributions shall be similarly suspended.  The suspension shall apply to deferrals of Base Annual Salary as well as to the pro-rata portion of Bonus deferral attributable to the period of suspension.

ARTICLE 5

Interim and Hardship Distributions

5.1
Interim Distributions.  A Participant may make an advance election, at the time he files any Election Form for a given Plan Year, to have certain amounts payable from his Deferral Contribution Account at an Interim Distribution Date designated by the Participant, instead of payable at the Participants Benefit Distribution Date.  Such amount(s) shall be measured on the applicable Interim Distribution Date and shall be payable within sixty (60) days of such Interim Distribution Date.  The Participant’s selection of an Interim Distribution Date must comply with the language of Section 1.30.  Notwithstanding a Participant’s advance election to designate an Interim Distribution Date or Dates, the amounts which would otherwise be subject to such Interim Distribution Date or Dates shall be distributable at such time as provided in Articles 6, 7, 8 or 9 as applicable, if such date occurs prior to any Interim Distribution Date.

5.2
Withdrawal in the Event of a Financial Emergency.  A Participant who believes he has experienced a Financial Emergency may request in writing a withdrawal of a portion of his accounts necessary to satisfy the emergency.  The Committee shall determine, in its sole discretion, (i) whether a Financial Emergency has occurred, (ii) the amount reasonably required to satisfy the Financial Emergency as well as (iii) the accounts from which the withdrawal shall be made; provided, however, that the withdrawal shall not exceed the Participant’s Vested Account Balance.  In making any determinations under this Section 5.2, the Committee shall be guided by the prevailing authorities under the Code.  If, subject to the sole discretion of the Committee, the petition for a withdrawal is approved, the distribution shall be made within sixty (60) days of the date of approval by the Committee.

ARTICLE 6

Termination Benefit

6.1
Termination Benefit.  In the event the Participant’s Benefit Distribution Date is triggered due to his Termination of Employment (as such term is defined in Section 1.50), the Participant shall receive a Termination Benefit and no other benefits shall be payable under the Plan.

6.2
Payment of Termination Benefit.  Except as hereinafter provided, the Termination Benefit shall be a lump sum payment equal to the Participant’s Vested Account Balance and shall be made no later than sixty (60) days after the occurrence of the Participant’s Benefit Distribution Date.  Notwithstanding the foregoing, distribution of a Specified Employee’s vested Post-2004 Subaccounts may not be made before the date which is six (6) months after the date of separation from service (or, if earlier, the date of death of the Specified Employee).

6.3
Death Prior to Payment of Termination Benefit.  If a Participant dies after his Termination of Employment but before the Termination Benefit is paid to him, the Participant’s unpaid Termination Benefit shall be paid to the Participant’s Beneficiary at such time as it would otherwise have been paid to the Participant or Specified Employee under Section 6.2.

ARTICLE 7

Retirement Benefit

7.1
Retirement Benefit.  In the event the Participant’s Benefit Distribution Date is triggered due to his Retirement (as such term is defined in Section 1.46), the Participant shall receive the Retirement Benefit and no other benefit shall be payable under the Plan.

7.2
Payment of Retirement Benefit.  The Retirement Benefit shall be payable in the form previously selected by the Participant, pursuant to his Retirement Benefit Distribution Form, and shall commence (or be fully paid, in the event a lump sum form of distribution was selected) no later than sixty (60) days after the occurrence of the Participant’s Benefit Distribution Date; provided, however, that distribution of a Specified Employee’s Post-2004 Subaccounts may not be paid before the date which is six (6) months after the date of separation from service (or, if earlier, the date of death of the Specified Employee).  The initial installment shall be based on the value of the Participant’s Vested Account Balance, measured on his Benefit Distribution Date and shall be equal to 1/n (where ‘n’ is equal to the total number of annual benefit payments not yet distributed).  Subsequent installment payments shall be computed in a consistent fashion, with the measurement date being the anniversary of the original measurement date.  In the event that the Post-2004 Subaccounts of a Specified Employee is to be paid in installments commencing on a date which is after the date on which the Specified Employee’s Pre-2005 Subaccounts is to begin, the amount of each installment shall be measured in the manner set forth in this Section 7.2 from the date on which distribution of each such subaccount begins.  Notwithstanding the prior language of this Section, in the event the value of the Participant’s Vested Account Balance is less than fifty thousand dollars ($50,000), measured on the Benefit Distribution Date, the Participant’s Benefit Distribution Form shall be inapplicable and the Participant’s Retirement Benefit shall only be payable in a lump sum form.

7.3
Death Prior to Completion of Retirement Benefit.  If a Participant dies after Retirement but before the Retirement Benefit has commenced or been paid in full, the Participant’s unpaid Retirement Benefit shall be paid to the Participant’s Beneficiary in a lump sum.  Such lump sum payment shall be made within sixty (60) days of the date of the Participant’s death, equal to the Participant’s remaining Vested Account Balance.

ARTICLE 8

Pre-Retirement Death Benefit

8.1
Pre-Retirement Death Benefit.  In the event the Participant’s Benefit Distribution Date is triggered due to his death during employment, the Participant’s Beneficiary shall receive the pre-retirement death benefit described below and no other benefits shall be payable under the Plan.

8.2
Payment of Pre-Retirement Death Benefit.  The pre-retirement death benefit shall be a lump sum payment equal to the Participant’s Vested Account Balance and shall be made no later than sixty (60) days after the occurrence of the Participant’s Benefit Distribution Date.

ARTICLE 9

Disability Benefit

9.1
A Participant suffering a Disability shall receive a Disability Benefit equal to his Vested Account Balance.  Subject to Article 5, the Disability Benefit shall be paid in a lump sum within sixty (60) days of the Committee’s exercise of such right, provided, however, that should the Participant otherwise have been eligible to Retire, he or she shall be paid a Retirement Benefit in accordance with Article 7.

ARTICLE 10

Beneficiary Designation

10.1
Beneficiary.  Each Participant shall have the right, at any time, to designate a Beneficiary or Beneficiaries to receive, in the event of the Participant’s death, those benefits payable under the Plan.  The Beneficiary(les) designated under this Plan may be the same as or different from the Beneficiary designation made under any other plan of the Employer.

10.2
Beneficiary Designation:  Chance:  Spousal Consent.  A Participant shall designate his Beneficiary by completing and signing a Beneficiary Designation Form, and returning it to the Committee or its designated agent.  A Participant shall have the right to change his Beneficiary by completing, signing and submitting to the Committee a revised Beneficiary Designation Form in accordance with the Committee’s rules and procedures, as in effect from time to time.  If the Participant names someone other than his spouse as a Beneficiary, a spousal consent, in the form designated by the Committee, must be signed by that Participant’s spouse and returned to the Committee.  Upon acknowledgement by the Committee of a revised Beneficiary Designation Form, all Beneficiary designations previously filed shall be deemed canceled.  The Committee shall be entitled to rely on the last Beneficiary Designation Form both (i) filed by the Participant and (ii) accepted by the Committee, prior to his death.

10.3	Acceptance. No designation or change in designation of a Beneficiary shall be effective until received and accepted by the Committee or its designated agent:

10.4
No Beneficiary Designation.  If a Participant fails to designate a Beneficiary as provided above or, if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant’s benefits, then the Participant’s designated Beneficiary shall be deemed to be his surviving spouse.  If the Participant has no surviving spouse, the benefits remaining under the Plan shall be payable to the executor or personal representative of the Participant’s estate.

10.5
Doubt as to Beneficiary.  If the Committee has any doubt as to the proper Beneficiary to receive payments pursuant to this Plan, the Committee shall have the right, exercisable in its discretion, to cause the Participant’s Employer to withhold such payments until this matter is resolved to the Committee’s satisfaction.

10.6
Discharge of Obligations.  The payment of benefits under the Plan to a Beneficiary shall fully and completely discharge all Employers and the Committee from all further obligations under this Plan with respect to the Participant, and the Participant’s Participation Agreement shall terminate upon such full payment of benefits.

ARTICLE 11

Termination, Amendment or Modification

11.1
Termination.  Although the Employers anticipate that they will continue the Plan for an indefinite period of time, there is no guarantee that any Employer will continue the Plan or will not terminate the Plan at any time in the future.  Accordingly, each Employer reserves the right to discontinue its sponsorship of the Plan and to terminate the Plan, at any time, with respect to its participating employees by action of its board of directors.  Upon the termination of the Plan with respect to any Employer, all amounts credited to each of the Participant accounts of each affected Participant shall be 100% vested, and a Participant’s Pre-2005 Deferral Contribution Subaccount, Pre-2005 Matching Contribution Subaccount and Pre-2005 Discretionary Contribution Subaccount shall be paid to the Participant or, in the case of the Participant’s death, to the Participant’s Beneficiary, in a lump sum notwithstanding any elections made by the Participant, and the Participation Agreements relating to each of the Participant’s Pre-2005 Subaccounts shall terminate upon full payment of such Vested Account Balance.  A Participant’s Post-2004 Subaccounts shall be paid to a Participant in accordance with the Participation Agreements relating to each of the Participant’s Post-2004 Subaccounts.

11.2
Amendment.  The Company may, at any time, amend or modify the Plan in whole or in part with respect to any or all Employers by the actions of the Board; provided, however, that (i) no amendment or modification shall be effective to decrease or restrict the value of a Participant’s Vested Account Balance in existence at the time the amendment or modification is made, calculated as if the Participant had experienced a Termination of Employment as of the effective date of the amendment or modification, or, if the amendment or modification occurs after the date upon which the Participant was eligible to Retire, calculated as if the Participant had Retired as of the effective date of the amendment or modification, and (ii) except as specifically provided in Section 11.1, no amendment or modification shall be made after a Change in Control which adversely affects the vesting, calculation or payment of benefits hereunder or diminishes any other rights or protections any Participant or Beneficiary would have had, but for such amendment or modification, unless each affected Participant or Beneficiary consents in writing to such amendment

11.3
Effect of Payment.  The full payment of the applicable benefit under the provisions of the Plan shall completely discharge all obligations to a Participant and his designated Beneficiaries under this Plan and each of the Participant’s Participation Agreements shall terminate.

ARTICLE 12

Administration

12.1
Committee Duties.  Except as provided in Section 12.6, this Plan shall be administered by the Management Benefits Committee (“Committee”) as specified by the Compensation Committee of the Board.  Members of the Committee may be Participants under this Plan.  The Committee shall also have the discretion and authority to (i) make, amend, interpret, and enforce all appropriate rules and regulations for the administration of this Plan and (ii) decide or resolve any and all questions including interpretations of this Plan, as may arise in connection with the Plan.  Any individual serving on the Committee who is a Participant shall not vote or act on any matter relating solely to himself or herself.  When making a determination or calculation, the Committee shall be entitled to rely on information furnished by Participant or the Company.

12.2
Agents.  In the administration of this Plan, the Committee may, from time to time, employ agents and delegate to them such administrative duties as it sees fit (including acting through a duly appointed representative) and may from time to time consult with counsel who may be counsel to any Employer.

12.3
Binding Effect of Decisions.  The decision or action of the Committee with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.

12.4
Indemnity of Committee.  All Employers shall defend, indemnify and hold harmless the members of the Committee and the Investment Management Committee, and any employee to whom duties of the Committee or the Investment Management Committee may be delegated, against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to this Plan, except in case of willful misconduct by the Committee, the Investment Management Committee or any of its members or any such employee.

12.5
Employer Information.  To enable the Committee to perform its functions, each Employer shall supply full and timely information to the Committee on all matters relating to the compensation of its Participants, the date and circumstances of the Retirement, Disability, death or Termination of Employment of its Participants, and such other pertinent information as the Committee may reasonably require.

12.6
Investment Management Committee.  The Compensation Committee of the Board shall appoint an Investment Management Committee of three or more individuals who shall serve at the discretion of the Compensation Committee of the Board.  The Investment Management Committee shall have the following duties and authority under the Plan:

(a)
The Investment Management Committee shall determine the Investment Benchmarks and Restricted Investment Benchmarks.  The Investment Management Committee may suspend or terminate the use of any separate Investment Benchmark or Restricted Investment Benchmark at any time or times without necessity of Plan amendment.

(b)	The Investment Management Committee shall direct the investment and reinvestment of the principal and income of the Trust.

ARTICLE 13

Other Benefits and Agreements

13.1
The benefits provided for a Participant and Participant’s Beneficiary under the Plan are in addition to any other benefits available to such Participant under any other plan or program for employees of the Participant’s Employer.  The Plan shall supplement and shall not supersede, modify or amend any other such plan or programs except as may otherwise be expressly provided.

ARTICLE 14

Claims Procedures

14.1
Presentation of Claim.  Any Participant or Beneficiary of a deceased Participant (such Participant or Beneficiary being referred to below as a “Claimant”) may deliver to the Committee a written claim for a determination with respect to the amounts distributable to such Claimant from the Plan.  If such a claim relates to the contents of a notice received by the Claimant, the claim must be made within sixty (60) days after such notice was received by the Claimant.  The claim must state with particularity the determination desired by the Claimant.  All other claims must be made within one hundred eighty (180) days of the date on which the event that caused the claim to arise occurred.  The claim must state with particularity the determination desired by the Claimant

14.2
Notification of Decision.  The Committee shall consider a Claimant’s claim and shall deliver a Written reply within ninety (90) days.  The Committee may, however, extend the reply period for a period not to exceed ninety (90) days beyond the initial ninety 90-day period, if special circumstances require an extension.  If an extension is necessary, the Claimant shall receive a notice, before the initial 90-day period expires, which explains why the extension is necessary and when a decision on the claim is expected.

Notwithstanding the foregoing, if the Claimant’s claim relates to a disability benefit, the entitlement to which is made in the sole discretion of the Committee (“Disability Claims”), the Committee’s written reply must be made within forty-five (45) days, unless an extension not to exceed thirty (30) days beyond the initial 45-day period, is required.

The Committee’s written notice shall notify the Claimant:

(a)	that the Claimant’s requested determination has been made, and that the claim has been allowed in full; or

(b)
that the Committee has reached a conclusion contrary, in whole or in part, to the Claimant’s requested determination, and such notice must set forth in a manner calculated to be understood by the Claimant:

(i)	the specific reason(s) for the denial of the claim, or any part of it;

(ii)	specific reference(s) to pertinent provisions of the Plan upon which such denial was based;

(iii)	description of any additional material or information necessary for the Claimant to perfect the claim, and an explanation of why such material or information is necessary;

(iv)	an explanation of the claim review procedure set forth in Section 14.3 below;

(v)
a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to copies of all documents, records and other information relevant to the Claimant’s claim for benefits;

(vi)	a statement of the Claimant’s right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on review;

and, if applicable, in the case of a Disability Claim:

(vii)
the specific rule, guideline, protocol or similar criterion (if any) that was relied on in making the benefit determination, or a statement that the rule, guideline, protocol or other similar criterion was relied on and will be provided to the claimant free of charge upon request;

(viii)	the identity of the medical or vocational experts whose advice was obtained by the Committee in the process of deciding the claim, regardless of whether the advice was relied upon; and

(ix)	the identity of the medical or vocational experts whose advice was obtained by the Committee in the process of deciding the claim, regardless of whether the advice was relied upon.

14.3
Review of a Denied Claim.  Within sixty (60) days after receiving a notice from the Committee that a claim has been denied, in whole or in part, or one hundred eighty (180) days in the case of a Disability Claim, a Claimant (or the Claimant’s duly authorized representative) may file with the Committee a written request for a review of the denial of the claim.  Thereafter, the Claimant (or the Claimant’s duly authorized representative):

(a)	may review pertinent documents;

(b)	may submit written comments, documents, records and other information relating to the claim; and/or

(c)	may request a hearing, which the Committee, in its sole discretion, may grant.

14.4
Review of Appeal.  The Committee’s decision on review shall take into account all comments, documents, records and other information submitted as part of the request for review, whether or not submitted as part of the initial benefit determination.  In the case of a Disability Claim, the review of a denied claim shall be conducted by a reviewer, which is neither the individual who made the adverse benefit determination nor a subordinate of that individual.  The reviewer shall not give deference to the original adverse determination, and if the claim denial was based, in whole or part, on a medical judgment, shall consult with a health care professional who has appropriate training and experience in the field of medicine involved in the medical judgment, but who was not consulted in connection with the adverse claim determination, or a subordinate of that individual.

14.5
Decision on Review.  The Committee shall render its decision on review promptly, and not later than sixty (60) days (forty-five (45) days in the case of a Disability Claim) after the filing of a written request for review of the denial, unless a hearing is held or other special circumstances require additional time, in which case the Committee’s decision must be rendered within one hundred twenty (120) days (ninety (90) days in the case of a Disability Claim) from the request for review.  If an extension is required, the Claimant shall receive a notice before the initial 60-day (or 45-day) period expires, which explains why the extension is required.  Such decision must be written in a manner calculated to be understood by the Claimant, and it must contain:

(a)	specific reasons for the decision;

(b)	specific reference(s) to the pertinent Plan provisions upon which the decision was based;

(c)
a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the Claimant’s claim for benefits;

(d)
for Disability Claims, if an internal rule, guideline, protocol or other similar criterion was relied upon in making the adverse determination, either the specific rule, guideline or protocol, or other similar criterion or a statement that such rule, guideline, protocol or other similar criterion was relied upon in making the adverse determination and that a copy will be provided free of charge to the claimant upon request; and

(e)
a statement of the claimant’s right to bring an action under ERISA Section 502(a) and for Disability Claims the following statement:  “You and your Plan may have other voluntary alternative dispute resolution options, such as mediation.  One way to find out what may be available is to contact your local U.S. Department of Labor Office and your State insurance regulatory agency; and

(f)          such other matters as the Committee deems relevant.

ARTICLE 15

Trust

15.1
Establishment of the Trust.  The Company may establish a Trust which the Company and/or Employer shall fund in accordance with Section 15.4.  The Trust is intended to be treated as a “grantor” trust under the Code, and the establishment of the Trust is not intended to cause Participants to realize current income an amounts contributed thereto, and the Trust shall be so interpreted.

15.2
Interrelationship of the Plan and the Trust.  The provisions of the Plan and the Participation Agreement shall govern the rights of a Participant to receive distributions pursuant to the Plan.  The provisions of the Trust shall govern the rights of the Employers, Participants and the creditors of the Employers to the assets transferred to the Trust.

15.3
Distributions From the Trust.  Each Employer’s obligations under the Plan may be satisfied with Trust assets distributed pursuant to the terms of the Trust, and any such distribution shall reduce the Employer’s obligations under this Agreement.

15.4	Trust Funding.

(a)
Prior to Change of Control.  The Company, in its sole discretion, may at any time, or from time to time, make deposits of cash or other property acceptable to the Trustee to be held, administered and disposed of by the Trustee as provided in the Trust Agreement.

(b)	After Change of Control.

(i)
Initial Contribution.  Upon a Change of Control, Company shall as soon as possible, but in no event later than five days following the Change of Control, make a contribution to the Trust in an amount sufficient to pay each Participant or Beneficiary the benefits to which Participants or their Beneficiaries would be entitled pursuant to the terms of the Plan as of the date on which the Change of Control occurred, assuming that all Participants were 100% vested in their Account Balance as of such date.

(ii)
Elective Deductions.  As soon as practicable following the date on which a Participant would have received compensation had it not been deferred pursuant to the Plan, Company shall contribute to the Trust an amount equal to the Elective Deductions contributed to the Plan by Participant.

(iii)
Discretionary Contributions and Matching Contributions.  Discretionary Contributions and Matching Contributions, if any, declared by the Company or the Employer (as applicable) shall be contributed to the Trust as soon as practicable following the date the Company or the Employer (as applicable) declares such Discretionary Contribution or Matching Contribution.

(iv)
Additional Contributions.  As soon as possible after the end of each calendar quarter, but in no event later than the date the Company receives the written account of the Trustee’s administration of the trust for such calendar quarter, the Company shall determine the aggregate amount of the benefits which would be payable to all Participants and their Beneficiaries, assuming that all Participants are 100% vested in their Account Balance as of the end of such calendar quarter.  In the event that the aggregate amount of benefits which would be payable to all Participants and their Beneficiaries, assuming that all Participants are 100% vested in their Account Balance as of the end of such calendar quarter, exceeds the aggregate value of Trust assets as of such date, the Company shall, within five days of its receipt of the written account of the Trustee, contribute to the Trust an amount equal to the excess of the Participant Account Balances over the aggregate value of the Trust assets.

ARTICLE 16

Miscellaneous

16.1
Status of Plan.  The Plan is intended to be a plan that is not qualified within the meaning of Code Section 401(a) and that “is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees” within the meaning of ERISA.  The Plan shall be administered and interpreted to the extent possible in a manner consistent with that intent.  All Participant accounts and all credits and other adjustments to such Participant accounts shall be bookkeeping entries only and shall be utilized solely as a device for the measurement and determination of amounts to be paid under the Plan.  No Participant accounts, credits or other adjustments under the Plan shall be interpreted as an indication that any benefits under the Plan are in any way funded.

16.2
Unsecured General Creditor.  Participants and their Beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interests or claims in any Property or assets of an Employer.  For purposes of the payment of benefits under this Plan, any and all of an Employer’s assets, shall be, and remain, the general, unpledged unrestricted assets of the Employer.  Any Employer’s obligation under the Plan shall be merely that of an unfunded and unsecured promise to pay money in the future.

16.3
Employer’s Liability.  An Employer’s liability for the payment of benefits shall be defined only by the Plan and the Participation Agreement, as entered into between the Employer and a Participant.  An Employer shall have no obligation to a Participant under the Plan except as expressly provided in the Plan and his Participation Agreement.

16.4
Nonassignability.  Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, hypothecate, alienate or convey in actual receipt, the amount, if any, payable hereunder, or any part thereof, which are, and all rights to which are expressly declared to be, unassignable and non-transferable.  No part of the amounts payable shall, prior to actual payment, be subject to seizure, attachment, garnishment or sequestration for the payment of any debts, judgments, alimony or separate maintenance owned by a Participant or any other person, be transferable by operation of law in the event of a Participant’s or any other person’s bankruptcy or insolvency or be transferable to a spouse as a result of a property settlement or otherwise.

16.5
Not a Contract of Employment.  The terms and conditions of this Plan and the Participation Agreement shall not be deemed to constitute a contract of employment between any Employer and the Participant.  By participating in the Plan, the Participant hereby acknowledges that such employment is “at will” and can be terminated at any time for any reason, or no reason, with or without cause, and with or without notice, except as otherwise provided in a written employment agreement.  Nothing in this Plan or any Participation Agreement shall be deemed to give a Participant the right to be retained in the service of any Employer as an employee or to interfere with the right of any Employer to discipline or discharge the Participant at any time.

16.6
Furnishing Information.  A Participant or his Beneficiary will cooperate with the Committee by furnishing any and all information requested by the Committee and take such other actions as may be requested in order to facilitate the administration of the Plan and the payments of benefits hereunder, as the Committee may deem necessary.

16.7
Terms.  Whenever any words are used herein in the masculine, they shall be construed as though they were in the feminine in all cases where they would so apply; and whenever any words are used herein in the singular or in the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply.

16.8	Captions. The captions of the articles, sections or paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

16.9
Governing Law.  Subject to ERISA, the provisions of this Plan shall be construed and interpreted according to the internal laws of the State of Delaware without regard to its conflicts of laws and principles.

16.10
Notice.  Any notice or filing required or permitted to be given to the Committee under this Plan shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to the address below:

American Axle & Manufacturing Holdings, Inc.
One Dauch Drive
Detroit, Michigan 48211-1198
Attn:  General Counsel

Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark or the receipt for registration or certification.

Any notice or filing required or permitted to be given to a Participant under this Plan shall be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Participant.

16.11
Successors.  The provisions of this Plan shall bind and inure to the benefit of the Participant’s Employer and its successors and assigns and the Participant and the Participant’s designated Beneficiaries.

16.12
Validity.  In case any provision of this Plan shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal or invalid provision had never been inserted herein.

16.13
Incompetent.  If the Committee determines in its discretion that a benefit under this Plan is to be paid to a minor, a person declared incompetent or to a person incapable of handling the disposition of that person’s property, the Committee may direct payment of such benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or incapable person.  The Committee may require proof of minority, incompetence, incapacity or guardianship, as it may deem appropriate prior to distribution of the benefit.  Any payment of a benefit shall be a payment for the account of the Participant and the Participant’s Beneficiary, as the case may be, and shall be a complete discharge of any liability under the Plan for such payment amount.

16.14
Distribution in the Event of Taxation.  lf, for any reason, all or any portion of a Participant’s Pre-2005 Subaccounts under this Plan becomes taxable to the Participant prior to receipt, a Participant may petition the Committee or the trustee of the Trust, as applicable, for a distribution of that portion of his Pre-2005 Subaccounts that has become taxable.  Upon the grant of such a petition, which grant shall not be unreasonably withheld, a Participant’s Employer shall distribute to the Participant immediately, funds from the Participant’s Pre-2005 Subaccounts in an amount equal to the taxable portion of his Pre-2005 Subaccounts (which amount shall not exceed a Participant’s unpaid Vested Account Balance of the Participant’s Pre-2005 Subaccounts).  If the petition is granted, the tax liability distribution shall be made within ninety (90) days of the date when the Participant’s petition is granted.  Such a distribution shall affect and reduce the benefits to be paid under this Plan.

16.15
Insurance.  The Employers, on their own behalf or on behalf of the trustee of the Trust, and, in their sole discretion, may apply for and procure insurance on the life of the Participant, in such amounts and in such forms as the Trust may choose.  The Employers or the trustee of the Trust, as the case may be, shall be the sole owner and beneficiary of any such insurance.  The Participant shall have no interest whatsoever in any such policy or policies, and at the request of the Employers shall submit to medical examinations and supply such information and execute such documents as may be required by the insurance company or companies to whom the Employers have applied for insurance.

IN WITNESS WHEREOF, the Company has signed this Plan document as of July 22                     , 2005

American Axle & Manufacturing Holdings, Inc. A Delaware Corporation

By:	/s/ John. E. Jerge

Name:	John E. Jerge
(printed name)

Title:	Vice President Human Resources

AMENDMENT TO
THE AMERICAN AXLE & MANUFACTURINGS HOLDINGS, INC.
EXECUTIVE DEFERRED COMPENSATION PLAN

THIS AMENDMENT made this 28th day of June, 2006, by AMERICAN AXLE & MANUFACTURING HOLDINGS, INC. (the “Company).

WHEREAS, the Company adopted the American Axle & Manufacturing Holdings, Inc. Executive Deferred Compensation Plan (the “Plan”) effective July 1, 1999; and

WHEREAS, the Plan was amended and restated effective January 1, 2005; and

WHEREAS, the Company desires to amend the Plan as hereinafter set forth.

NOW, THEREFORE, Section 3.1(b)(ii) of the Plan is hereby amended to state as follows effective January 1, 2006:

3.1(b)(ii)          Bonus.      A Participant may designate a percentage amount to be deducted from his Bonus attributable to the full or short Plan Year (as applicable).

IN WITNESS WHEREOF, the Company has executed this Amendment as of the date set forth above.

American Axle & Manufacturing Holdings, Inc., a Delaware Corporation

By:	/s/ John. E. Jerge
John. E. Jerge
Its:	Vice President Human Resources

AMENDMENT TO
THE AMERICAN AXLE & MANUFACTURINGS HOLDINGS, INC.
EXECUTIVE DEFERRED COMPENSATION PLAN

THIS AMENDMENT made this 23rd day of December, by AMERICAN AXLE & MANUFACTURING HOLDINGS, INC. (the “Company).

WHEREAS, the Company adopted the American Axle & Manufacturing Holdings, Inc. Executive Deferred Compensation Plan (the “Plan”) effective July 1, 1999; and

WHEREAS, the Plan was amended and restated effective January 1, 2005; and

WHEREAS, the Company desires to amend the Plan as hereinafter set forth.

NOW, THEREFORE, Section 1.23 of the Plan is hereby amended to state as follows effective January 1, 2007:

1.23 Election Form.  “Election Form” shall mean the document required by the Committee to be submitted by a Participant, on a timely basis, which specifies (i) the amount of Base Annual Salary and/or Bonus the Participant has elected to defer with respect to a given Plan Year and (ii) the portion (if any) of Deferral Contributions which shall be distributable upon an Interim Distribution Date rather than the Benefit Distribution Date.  For all Plan Years (excluding any partial Plan Year in which the Participant becomes eligible to participate pursuant to Article 2), an Election Form specifying the amount of Base Annual Salary the Participant has elected to defer with respect to a Plan Year and the portion (if any) of Deferral Contributions which shall be distributable upon an Interim Distribution Date, rather than the Benefit Distribution Date, must be submitted at least fifteen (15) days prior to January 1, the effective date of the Election Form, in order to be deemed timely.  Notwithstanding the foregoing, in the case of the first year in which an Employee becomes eligible to participate in the Plan, an election to defer Base Annual Salary may be made within thirty (30) days after the date the Participant becomes eligible to participate in the Plan.  For any full or partial Plan Year, an Election Form shall only be effective with respect to Base Annual Salary or with respect to independent members of the board of directors, any direct compensation (other than long-term incentive compensation) for service on the Board, which shall be earned after the effective date of the Election Form.  In the event a Participant fails to submit an Election Form with respect to Base Annual Salary and/or Bonus with respect to a Plan Year or fails to submit such form on a timely basis, the Participant shall not make Deferral Contributions of Base Annual Salary and/or Bonus, as the case may be, during the Plan Year, and the Participant shall not be entitled to Matching Contributions attributable to Base Annual Salary and/or Bonus, as the case may be, for such Plan Year.  In the event that a Participant fails to submit an Election Form for both Base Annual Salary or Bonus or fails to submit such form on a timely basis, the Participant shall not be entitled to Discretionary Contributions attributable to the Plan Year.

IN WITNESS WHEREOF, the Company has executed this Amendment as of the date set forth above.

American Axle & Manufacturing Holdings, Inc., a Delaware Corporation

By:	/s/ John. E. Jerge
John. E. Jerge
Vice President Human Resources

AMENDMENT TO
THE AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.
EXECUTIVE DEFERRED COMPENSATION PLAN

THIS AMENDMENT is made this 8th  day of February, 2011, by American Axle & Manufacturing Holdings, Inc. (the “Company”).
WHEREAS, the Company adopted the American Axle & Manufacturing Holdings, Inc. Executive Deferred Compensation Plan (the “Plan”) effective July 1, 1999; and
WHEREAS, the Plan was amended and restated effective January 1, 2005; and
WHEREAS, the Company desires to amend the Plan as hereinafter set forth to clarify that a Termination Benefit, which requires a Participant’s benefits to be payable in a lump sum payment rather than over a 5 or 10 year period, does not apply when a member of the Board of Directors terminates his service on the Board of Directors.
NOW, THEREFORE, the Plan is hereby amended to state as follows effective as of January 1, 2011:
1.          Section 1.46 of the Plan is amended in its entirety to read as follows:
1.46          Retirement, Retires or Retired.  “Retirement,” “Retires” or “Retired” shall mean, with respect to a Participant, severance from regular employment from all Employers (and all other affiliates of the Company) on or after the earlier of the (i) attainment of age sixty-five (65), (ii) attainment of age fifty-five (55) with ten (10) Years of Service, or (iii) otherwise eligible to retire as an early retiree under a retirement plan sponsored the Company for any reason excluding an authorized leave of absence, Disability, death or for-cause termination.  The term “Retirement”, “Retires” or “Retired” as it applies to a member of the Board, shall mean the completion of a term as a member of the Board without re-election to the Board, or resignation from the Board.
2.          Section 1.51 of the Plan is amended in its entirety to read as follows:
1.51          Termination of Employment.  “Termination of Employment” shall mean the voluntary or involuntary severing of employment with any and all Employers, for any reason other than Retirement, Disability, or death.
IN WITNESS WHEREOF, the Company has executed this Amendment as of the date set forth above.
AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.,
a Delaware Corporation

By:	/s/ Terri M. Kemp

Its:	Ex Dir - HR & LR

1208512

AMENDMENT TO
AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.
EXECUTIVE DEFERRED COMPENSATION PLAN

THIS AMENDMENT is this 19th day of December, 2013 by American Axle & Manufacturing Holdings, Inc. (the “Company”) to become effective January 1, 2014.

WHEREAS, the Company adopted the American Axle & Manufacturing Holdings. Inc. Executive Deferred Compensation Plan (the “Plan”) effective July 1, 1999;

WHEREAS, the Plan was amended and restated effective January 1, 2005 and further amended on June 28, 2006, December 23, 2006 and February 8, 2011, each amendment being effective as of January 1, 2006, January 1, 2007 and January 1, 2011, respectively;

WHEREAS, Section 12.1 of the Plan authorizes the Management Benefits Committee (the “Committee”), in the name and on behalf of the Company, to amend certain provisions of the Plan as the Committee deems necessary or appropriate in connection with administration of the Plan.

WHEREAS, the Committee, on behalf of the Company, desires to amend the Plan as set forth below.

NOW, THEREFORE, the Plan is hereby amended to state as follows effective January 1, 2014:

1.	Section 1.32 of the Plan is hereby amended in its entirety to state as follows
1.32          Investment Allocation Form.  “Investment Allocation Form” shall be subject to the provisions described in Section 3.4 and (i) shall apply to 100 percent of those Deferral Contributions, Matching Contributions and Discretionary Contributions made to the Plan after the effective date of the Investment Allocation Form but prior to the timely filing of a subsequent Investment Allocation Form and (ii) shall determine the manner in which such Deferral Contributions, Matching Contributions and/or Discretionary Contributions shall be initially allocated by the Participant among the various Investment Benchmarks within the Plan.  A new Investment Allocation Form may be submitted by the Participant in electronic, telephonic or paper format, on a daily basis provided that such new Investment Allocation Form is submitted in a timely manner.  An Investment Allocation Form shall be deemed timely if submitted in accordance with the procedures and deadlines established by the Committee.

2.	Section 1.35 of the Plan is hereby amended in its entirety to state as follows:
1.35          Investment Re-Allocation Form.  “Investment Re-Allocation Form” shall re-direct the manner in which the portion of any and all earlier Deferral Contributions, Matching Contributions and/or Discretionary Contributions, as well as any appreciation (or depreciation) to-date, are invested within the Investment Benchmarks available in the Plan.  An Investment Re-Allocation Form may be submitted by the Participant and may be submitted in electronic, telephonic or paper format on a daily basis with respect to any portion of the (i) Deferral Contribution Account, (ii) Matching Contribution Account and/or (iii) Discretionary Contribution Account, at such time, provided that such Investment Re-Allocation Form is submitted in a timely manner.  An Investment Re-Allocation Form shall be deemed timely if submitted in accordance with the procedures and deadlines established by the Committee.

1

2. Section 1.45 of the Plan is hereby amended in its entirety to state as follows:
1.45          Restricted Investment Benchmark.  Not applicable.
3. Section 3.4 of the Plan is hereby amended in its entirety to state as follows:
3.4          Selection of Investment Benchmarks.  The Participant shall, via his Investment Allocation Form(s), as more fully described in Section 1.32, and his Investment Re-Allocation Form(s), as more fully described in Section 1.35, select one or more Investment Benchmarks among his various contributions shall be distributed.  At the beginning of each Plan Year, the Committee shall provide the Participant with a list and description of Investment Benchmarks available. From time to time, in the sole discretion of the Investment Management Committee, the Investment Benchmarks available within the Plan may be revised. All Investment Benchmark selections must be denominated in whole percentages unless the Investment Management Committee determines that lower increments are acceptable. A Participant may make changes in his selected Investment Benchmarks on a daily basis via submission of a new Investment Allocation Form, as described in and subject to the language of Section 1.32 via submission of a new Investment Re-Allocation Form, as described in and subject to the language of Section 1.35.

IN WITNESS WHEREOF, the Company has executed this Amendment as of the date set forth above.

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.

By:	/s/ Terri M. Kemp
Terri M. Kemp
Vice President Human Resources

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